SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Selwyn Mould (“Executive”) and Aqua Metals, Inc., a Delaware corporation, (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company in the capacity as Chief Operating Officer;

WHEREAS, Executive signed a Confidential Information, Non-Disclosure, and Trade Secrets Agreement with the Company on August 1, 2014 (the “Confidentiality Agreement”);

WHEREAS, the Parties hereto previously entered into an Executive Employment Agreement dated January 15, 2015, (the “Executive Employment Agreement”) and Amendment No. 1 to the Executive Employment Agreement dated July 8, 2016 (the “Amendment”);
WHEREAS, the Company and Executive have entered into an Incentive Stock Option Agreement, dated January 8, 2016, granting Executive the option to purchase shares of the Company’s common stock, $0.001 par value (“Common Stock “), subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan (“2014 Plan”) and the Incentive Stock Option Agreement (collectively the “Stock Agreements”);

WHEREAS, the Company and Executive mutually agreed to end Executive’s employment with the Company, without cause, as defined in the Executive Employment Agreement and the Amendment, effective November 19, 2018 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.Consideration. Pursuant to Paragraph 4.5 of the Amendment, in consideration for the Executive’s execution of, non-revocation of, and compliance with this Agreement, including the Executive’s waiver and release of claims in Paragraph 5, the Employer agrees to provide the following benefits,

a.Payment.

1.
Cash: A cash severance payment equal to One Hundred Thousand Dollars and No Cents ($100,000.00), less all relevant taxes and other withholdings. The payment will be made in six (6) installments in accordance with the Company’s regular payroll practices commencing with the first regularly scheduled pay date that occurs after the Effective Date.

2.	Issuance of Restricted Stock Units: The Company hereby grants to Executive an award of Restricted Stock Units (RSUs) for the number of shares of the Company’s Common Stock as follows:

a.
Starting on the first business day of March 2019, and occurring on the first business day of each month for the next twenty (20) months thereafter (21 months in total), and conditioned on Executive’s continued compliance with this Agreement, the Company will issue Executive, no later than the fourth business day of the respective month, a number of shares (“Shares”) of Common Stock of the Company equal to $33,333 divided by the volume-weighted average price (VWAP) of the Company’s Common Stock over the twenty (20) trading days preceding the first business day of the respective month.

b.	The Shares will be issued pursuant to the 2014 Plan and deposited in Executive’s trading account available for trading on or before the fourth business day of the respective month.

c.	In lieu of issuing the Shares for any month, the Company may, at its option, pay Executive $33,333.

3.
COBRA: The Company shall reimburse Executive for the payments Executive makes for COBRA coverage for a period of twenty-four (24) months, or until Executive has obtained full replacement health insurance reimbursement elsewhere, whichever occurs first, provided Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. If Executive’s other replacement health insurance ceases during the twenty-four (24) month period, Executive will be eligible to receive COBRA reimbursements from Company through the end of the 24-month period. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating his/her payments for COBRA coverage.

4.
INDEMNIFICATION: The Parties agree that the Indemnification Agreement dated May 5, 2015 (“Indemnification Agreement”) between Executive and the Company shall survive the execution of this Agreement and shall not be terminated, modified, waived, or otherwise effected by this Agreement of any of the terms set forth herein.

2.Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, all options granted to him under the Incentive Stock Option Agreement shall vest and become immediately exercisable. Executive acknowledges that as of the Termination Date, Executive will have vested in 22,248 options. The exercise of Executive’s vested options and shares shall continue to be governed by the terms and conditions of the Company’s Stock Agreements.

3.Benefits. Executive’s health insurance benefits shall cease on the last day of November 2018, subject to Executive’s right to continue his health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.Release of Claims by Executive. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

EXECUTIVE FURTHER AGREES, EXCEPT TO ENFORCE THE TERMS OF THE AGREEMENT AND SUBJECT TO THE RIGHTS ENUMERATED IN PARAGRAPH 6, TO WAIVE ANY RIGHT TO RECOVER FRONT PAY, BACK PAY, LIQUIDATED DAMAGES, PUNITIVE DAMAGES, COMPENSATORY DAMAGES, AND ATTORNEYS’ FEES IN ANY SUIT, COMPLAINT, CHARGE, OR OTHER PROCEEDING FILED BY EXECUTIVE OR ANYONE ELSE ON EXECUTIVE’S BEHALF.

6.Protected Rights. NOTWITHSTANDING THE ABOVE, BY SIGNING THIS AGREEMENT, EXECUTIVE DOES NOT RELEASE AND DISCHARGE: (A) ANY VESTED RIGHT THAT THE EXECUTIVE MAY HAVE UNDER THE TERMS OF ANY PROFIT-SHARING, RETIREMENT, OR SIMILAR EMPLOYEE WELFARE BENEFIT PLAN ADMINISTRATED BY THE COMPANY; (B) ANY CLAIMS THAT ARE NOT PERMITTED TO BE WAIVED OR RELEASED UNDER APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO, THE RIGHT TO FILE A CHARGE WITH OR PARTICIPATE IN AN INVESTIGATION BY THE EEOC, CLAIMS FOR WORKERS’ COMPENSATION, AND CLAIMS FOR UNEMPLOYMENT COMPENSATION; (C) ANY CLAIM FOR BREACH OF THIS AGREEMENT OR TO CHALLENGE ITS VALIDITY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”); (D) ANY CLAIMS ARISING AFTER THE DATE ON WHICH EXECUTIVE SIGNS THIS AGREEMENT; AND E) ANY OF EXECUTIVE’S UNDER THE INDEMNIFICATION AGREEMENT. NOR IS THIS AGREEMENT INTENDED IN ANY WAY TO LIMIT EXECUTIVE’S RIGHT OR ABILITY TO: (A) BRING A LAWSUIT AGAINST THE COMPANY TO ENFORCE THE COMPANY’S OBLIGATIONS UNDER THIS AGREEMENT; (B) MAKE ANY DISCLOSURE OF INFORMATION REQUIRED BY LAW; (C) REPORT A POSSIBLE VIOLATION OF ANY FEDERAL LAW OR REGULATION TO ANY GOVERNMENT AGENCY OR ENTITY INCLUDING BUT NOT LIMITED TO THE EEOC, THE NATIONAL LABOR RELATIONS BOARD (“NLRB”), THE DEPARTMENT OF JUSTICE (“DOJ”), THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONGRESS, AND ANY AGENCY INSPECTOR GENERAL, OR MAKING DISCLOSURES THAT ARE PROTECTED UNDER THE WHISTLEBLOWER PROVISIONS OF ANY LAW; (D) INITIATE, PROVIDE INFORMATION TO, TESTIFY AT, PARTICIPATE, OR OTHERWISE ASSIST, IN ANY INVESTIGATION OR PROCEEDING BROUGHT BY ANY FEDERAL REGULATORY OR LAW ENFORCEMENT AGENCY OR LEGISLATIVE BODY, SUCH AS THE EEOC AND SEC, ANY SELF-REGULATORY ORGANIZATION, OR THE COMPANY’S LEGAL, COMPLIANCE, OR HUMAN RESOURCES OFFICERS RELATING TO AN ALLEGED VIOLATION OF ANY FEDERAL, STATE, OR MUNICIPAL LAW; OR (E) RESPOND TO ANY INQUIRY FROM SUCH AUTHORITY, INCLUDING AN INQUIRY ABOUT THE EXISTENCE OF THIS AGREEMENT OR ITS UNDERLYING FACTS. THIS AGREEMENT DOES NOT REQUIRE THE EXECUTIVE TO NOTIFY THE COMPANY OF ANY SUCH COMMUNICATIONS OR INQUIRY DESCRIBED IN THIS SECTION OF THE AGREEMENT.

7.No Pending Claims or Assignments. Executive represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by him or on his behalf or for his benefit currently pending against the Company or the Releasees, or any of them, in any forum whatsoever, including, without limitation, in any state or federal court, or before any before any federal, state, or local administrative agency, board or governing body. Executive also represents and warrants that there has been no assignment or other transfer of any interest in any claim he may have against the Company or any Releasee, and Executive agrees to indemnify and hold them and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by them or any of them, as a result of any person asserting any such assignment or transfer. This indemnity shall not require payment as a condition precedent to recover by the Company or any Releasee against Executive under this indemnity.

8.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

9.California Civil Code Section 1542. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10.No Pending or Future Lawsuits. Excluding those matters permitted under “Protected Rights” above, Executive agrees and covenants not to file any suit, charge, or complaint against the Company or any Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment and/or other service with the Company, the termination of Executive’s positions as described in this Agreement, or the cessation of Executive’s employment and/or other service with the Company. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to Executive’s employment and/or other service with, or separation from, the Company.

11.Release of Claims by Company. Company agrees that in exchange for the covenants provided by Executive herein, such consideration represents settlement in full of all outstanding obligations owed to Company by the Executive (the “Releasee”). Company, on his own behalf, hereby and forever releases the Releasee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess against the Releasee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation: any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship. The Company acknowledges that it has consulted with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Company, being aware of said code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.

12.Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Executive’s signature below constitutes his certification under penalty of perjury that he will make reasonable efforts to, within ten (10) business days after the Effective Date return or destroy all documents and other items provided to Executive by the Company, developed or obtained by Executive in connection with his employment with the Company, or otherwise belonging to the Company.

13.No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

14.Non-Disparagement. Executive agrees that Executive will not in any way disparage the name or reputation of the Company, including: (1) Executive agrees not to make any derogatory or negative remarks about the Company; (2) Executive agrees not to make any negative or derogatory remarks about the Releasees; and (3) Executive agrees not to make any remarks about any disputes Executive has had with the Company or the Releasees. The Company agrees that the Company and its current and future executive officers and directors (its “Executive Officers and Directors”), will not in any way disparage the name or reputation of the Executive, including (1) the Company and its Executive Officers and Directors agree not to make any derogatory or negative remarks about Executive; and (2) the Company and its Executive Officers and Directors agree not to make any remarks about any disputes they have had with the Executive.

15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that upon receiving written notice of a material breach of the Agreement from the Company and such breach is not cured by Executive within three business days, or is not capable of being cured, unless such breach constitutes a legal action by Executive asserting Protected Rights defined hereing, or challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

16.No Admission of Liability. The Parties understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by the Parties hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Parties of any fault or liability whatsoever.
17.Non-Solicitation. During Executive’s employment with the Company, Executive came into contact and became familiar with the Company’s employees, and learned about their knowledge, skills, abilities, salaries, commissions, benefits, and other matters with respect to such employees, all of which is not generally known to the public but has been developed or compiled by the Company at its great effort and expense. To that end, Executive Agrees that for a period of one (1) year following his Termination Date, Executive shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, solicit, encourage, or in any manner induce any employee of the Company to leave his or her employment with the Company for any reason.
18.Future Cooperation. The Parties agree that certain matters in which the Executive has been involved during the Executive’s employment may need the Executive’s cooperation with the Employer in the future including, but not limited to, any assignments of intellectual property, and any and all other matters that require his cooperation. Accordingly, following the Termination Date, to the extent reasonably requested by the Company, the Executive shall cooperate with the Employer in connection with such matters arising out of the Executive’s service to the Employer, provided that the Employer shall make reasonable efforts to minimize disruption of the Executive’s other activities. During such time, Executive shall make himself reasonably available to the Company, via e-mail, telephone, or in-person at mutually acceptable times, to provide additional services and/or cooperate with the Company with respect to business issues and other matters (the “Post-Termination Services”). Executive will be compensated for the time he actually spends, if any, providing the requested Post-Termination Services, if any, at an hour rate of $288 (pro-rated for partial hours) (the “Consulting Fees”). Executive shall submit weekly invoices to the Company for any Consulting Fees earned related to the Post-Termination Services, which invoice shall set forth the dates and hours that Executive actually provided Post-Termination Services at the request of an authorized officer of the Company and the total Consulting Fees claimed for such week. The Company shall pay any Consulting Fees earned by Executive within ten (10) days of the date of receipt by the Company of Executive’s invoice therefor. Executive and the Company agree that in furnishing any Post-Termination Services, Executive will be acting as an independent contractor and, accordingly Executive will have no authority to act on behalf of the Company (or any of its affiliates) or bind the Company (or any of its affiliates). While providing Post-Termination Services, if any, Executive will not be considered to have employee status for federal or state tax purposes, for purposes of employee benefit plans or other benefits applicable to the Company’s employees generally or for any other purposes. While providing Post-Termination Services, if any, the Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, or provide any other contributions or benefits which might be expected in an employer-employee relationship, and Executive expressly waives any right to such participation or coverage. Executive agrees that Executive shall make such contributions and pay applicable taxes, and hereby agrees to indemnify and hold harmless the Company and all Releasees from and against any costs, fees, damages or penalties assessed against the Company or any Releasees by virtue of Executive’s failure to make such contributions or payments.

19.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, CALIFORNIA BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

22.Section 409A. The Parties intend that upon the Separation Date, Executive will have a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and official guidance thereunder (“Section 409A”). The provisions of this Agreement and all compensation and benefits provided for under this Agreement are intended to comply with Section 409A and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive under Section 409A or any other provision of the Code with respect to any payments or benefits Executive may receive from the Company under this Agreement or under any other agreement or arrangement.

23.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

25.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

26.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

27.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as modified herein.

28.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

29.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

30.Effective Date. Executive understands that this Agreement shall be null and void if not executed by him within twenty one (21) days.  Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

31.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

32.Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)    he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Selwyn Mould, an individual

Dated: _29 November, 2018    /s/ Selwyn Mould
Selwyn Mould

Aqua Metals, Inc.

Dated: 3 December, 2018    By /s/ Steve Cotton
Steve Cotton
President